Houlihan Lokey Reports Second Quarter Fiscal 2020 Financial Results

– Second Quarter Fiscal 2020 Revenues of $273 million –
– Second Quarter Fiscal 2020 Diluted EPS of $0.50 –
– Adjusted Second Quarter Fiscal 2020 Diluted EPS of $0.70 –
– Announces Dividend of $0.31 per Share for Third Quarter Fiscal 2020 –

LOS ANGELES and NEW YORK - October 24, 2019 - Houlihan Lokey, Inc. (NYSE:HLI) (“Houlihan Lokey” or the “Company”) today reported financial results for its second quarter ended September 30, 2019. For the second quarter ended September 30, 2019, revenues were $273 million compared with $275 million for the second quarter ended September 30, 2018.
Net income was $33 million, or $0.50 per diluted share, for the second quarter ended September 30, 2019, compared with $40 million, or $0.61 per diluted share, for the second quarter ended September 30, 2018. Adjusted net income for the second quarter ended September 30, 2019 was $46 million, or $0.70 per diluted share, compared with $46 million, or $0.70 per diluted share, for the second quarter ended September 30, 2018.
"We are very pleased with our second quarter and first half results.  All three product lines have shown growth year-to-date and we enter the second half of our fiscal year with solid momentum across all our businesses.  Client confidence and M&A transaction activity remain strong and there are enough pockets of business disruption to maintain strength in our restructuring business.  Our positive financial results continue to reflect the benefits of our balanced and diversified business model in today’s uncertain macroeconomic conditions." stated Scott Beiser, Chief Executive Officer of Houlihan Lokey.

Selected Financial Data

(In thousands, except per share data)	U.S. GAAP
	Three Months Ended September 30,		Six Months Ended September 30,
	2019	2018	2019	2018
Revenues	$272,810	$274,992	$523,159	$494,994
Operating expenses:
Employee compensation and benefits	174,638	175,321	337,949	314,501
Non-compensation expenses	53,019	43,496	92,280	84,188
Operating income	45,153	56,175	92,930	96,305
Other (income)/expense, net	(1,101)	(1,007)	(2,748)	(2,613)
Income before provision for income taxes	46,254	57,182	95,678	98,918
Provision for income taxes	13,144	17,063	19,793	29,115
Net income attributable to Houlihan Lokey, Inc.	$33,110	$40,119	$75,885	$69,803

Diluted earnings per share	$0.50	$0.61	$1.15	$1.06

Revenues

For the second quarter ended September 30, 2019, Corporate Finance ("CF") revenues increased 7%, Financial Restructuring ("FR") revenues decreased (17)%, and Financial Advisory Services ("FAS") revenues increased 9% when compared with the second quarter ended September 30, 2018.

Expenses

The Company’s employee compensation and benefits, non-compensation expenses, and provision for income taxes during the periods presented and described below are on a GAAP and an adjusted basis.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Three Months Ended September 30,
(Dollars in thousands)	2019	2018	2019	2018
Expenses:
Employee compensation and benefits	$174,638	$175,321	$165,459	$169,119
% of Revenues	64.0%	63.8%	60.7%	61.5%
Non-compensation expenses	$53,019	$43,496	$44,226	$41,286
% of Revenues	19.4%	15.8%	16.2%	15.0%
Provision for Income Taxes	$13,144	$17,063	$18,252	$19,573
% of Pre-Tax Income	28.4%	29.8%	28.4%	29.8%

*
Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

	U.S. GAAP		Adjusted (Non-GAAP) *
	Six Months Ended September 30,
(Dollars in thousands)	2019	2018	2019	2018
Expenses:
Employee compensation and benefits	$337,949	$314,501	$318,174	$302,224
% of Revenues	64.6%	63.5%	60.8%	61.1%
Non-compensation expenses	$92,280	$84,188	$81,519	$78,232
% of Revenues	17.6%	17.0%	15.6%	15.8%
Provision for Income Taxes	$19,793	$29,115	$36,129	$34,254
% of Pre-Tax Income	20.7%	29.4%	28.6%	29.4%

*
Adjusted figures represent non-GAAP information. See “Non-GAAP Financial Measures” and the tables at the end of this release for an explanation of the adjustments and reconciliations to the comparable GAAP numbers.

Employee compensation and benefits expenses remained relatively flat at $175 million for the second quarter ended September 30, 2019 and the second quarter ended September 30, 2018. Adjusted employee compensation and benefits expenses were $165 million for the second quarter ended September 30, 2019, compared with $169 million for the second quarter ended September 30, 2018. This resulted in an adjusted compensation ratio of 60.7% for the second quarter ended September 30, 2019, versus 61.5% for the second quarter ended September 30, 2018. The decrease in adjusted employee compensation and benefits expenses was primarily a result of a decrease in fee revenues for the quarter when compared with the same quarter last year.

Non-compensation expenses were $53 million for the second quarter ended September 30, 2019, compared with $43 million for the second quarter ended September 30, 2018. The increase in non-compensation expenses was primarily driven by an increase in rent expense and other operating expenses as a result of the one-time write-down of lease assets and fixed assets that are no longer in use in London, among other one-time items associated with the move. In July 2019, we moved all bankers from two separate locations in London into a new London headquarters. Adjusted non-compensation expenses were $44 million for the quarter ended September 30, 2019, compared with $41 million for the second quarter ended September 30, 2018. The increase in adjusted non-compensation expenses was primarily driven by an increase in information technology and communication expenses and adjusted other operating expenses.

The provision for income taxes was $13 million, representing an effective tax rate of 28.4% for the second quarter ended September 30, 2019, compared with $17 million, representing an effective tax rate of 29.8% for the second quarter ended September 30, 2018. The adjusted provision for income taxes was $18 million, representing an adjusted effective tax rate of 28.4% for the second quarter ended September 30, 2019, compared with $20 million, representing an adjusted effective tax rate of 29.8% for the second quarter ended September 30, 2018.

Segment Reporting for the Second Quarter

Corporate Finance
CF revenues increased 7% to $156 million for the second quarter ended September 30, 2019, compared with $146 million for the second quarter ended September 30, 2018. Revenues increased primarily due to an increase in the number of closed transactions. CF closed 69 transactions in the second quarter ended September 30, 2019, versus 62 transactions in the second quarter ended September 30, 2018.

	Three Months Ended September 30,		Six Months Ended September 30,
(Dollars in thousands)	2019	2018	2019	2018
Corporate Finance
Revenues	$155,981	$146,057	$289,570	$278,928
# of MDs	119	106	119	106
# of Closed transactions	69	62	130	131

Financial Restructuring
FR revenues were $77 million for the second quarter ended September 30, 2019, compared with $93 million for the second quarter ended September 30, 2018. Revenues decreased primarily as a result of a decrease in the number of closed transactions and a reduction in the average transaction fee.

	Three Months Ended September 30,		Six Months Ended September 30,
(Dollars in thousands)	2019	2018	2019	2018
Financial Restructuring
Revenues	$77,276	$92,684	$156,630	$143,160
# of MDs	45	45	45	45
# of Closed Transactions	17	20	42	33
Financial Advisory Services
FAS revenues increased 9% to $40 million for the quarter ended September 30, 2019, compared with $36 million for the second quarter ended September 30, 2018. The number of Fee Events increased to 523 in the second quarter ended September 30, 2019, compared with 469 for the second quarter ended September 30, 2018.

	Three Months Ended September 30,		Six Months Ended September 30,
(Dollars in thousands)	2019	2018	2019	2018
Financial Advisory Services
Revenues	$39,553	$36,251	$76,959	$72,906
# of MDs	32	35	32	35
# of Fee Events (1)	523	469	821	771

(1)	A Fee Event includes any engagement that involves revenue activity during the measurement period based on a revenue minimum of $1,000.
Balance Sheet and Capital Allocation

The Board of Directors of the Company declared a regular quarterly cash dividend of $0.31 per share of Class A and Class B common stock. The dividend will be payable on December 16, 2019 to stockholders of record as of the close of business on December 5, 2019.

As of September 30, 2019, the Company had $305 million of cash and cash equivalents and investment securities, and $33 million of loans payable and other liabilities.

Investor Conference Call and Webcast

The Company will host a conference call and live webcast at 5:00 p.m. Eastern Time on Thursday, October 24, 2019, to discuss its second quarter fiscal 2020 results. The number to call is 1-877-407-4018 (domestic) or 1-201-689-8471 (international). A live webcast will be available in the Investor Relations section of the Company’s website. A replay of the conference call will be available from

October 24, 2019 through October 31, 2019, by dialing 1-844-512-2921 (domestic) or 1-412-317-6671 (international) and entering the passcode 13694940#. A replay of the webcast will be archived and available on the Company’s website.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. You can identify these statements by our use of the words “assumes,” “believes,” “estimates,” “expects,” “guidance,” “intends,” “plans,” “projects,” and similar expressions that do not relate to historical matters. You should exercise caution in interpreting and relying on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors which are, in some cases, beyond the Company’s control and could materially affect actual results, performance, or achievements. For a further description of such factors, you should read the Company’s filings with the Securities and Exchange Commission. The Company does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise.

Non-GAAP Financial Measures

Adjusted net income, total and on a per share basis, adjusted operating expenses and adjusted provision for income taxes are presented and discussed in this earnings press release and are non-GAAP measures that management believes, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results. Adjusted net income, adjusted operating expenses and adjusted provision for income taxes remove the significant accounting impact of one-time or non-recurring charges associated with the Company’s one-time/non-recurring matters, as set forth in the tables at the end of this release.

Adjusted net income as calculated by the Company is not necessarily comparable to similarly titled measures reported by other companies. Additionally, adjusted net income is not a measurement of financial performance or liquidity under GAAP and should not be considered as an alternative to the Company’s financial information determined under GAAP. For a description of the Company’s use of adjusted net income and a reconciliation with net income, as well as a reconciliation of the specific line items in adjusted net income, see the section of this press release titled “Reconciliation of GAAP to Adjusted Financial Information.” Please refer to our financial statements, prepared in accordance with GAAP, for purposes of evaluating our financial condition, results of operations, and cash flows.

About Houlihan Lokey

Houlihan Lokey (NYSE:HLI) is a global investment bank with expertise in mergers and acquisitions, capital markets, financial restructuring, and valuation. The firm serves corporations, institutions, and governments worldwide with offices in the United States, Europe, the Middle East, and the Asia-Pacific region. Independent advice and intellectual rigor are hallmarks of the firm's commitment to client success across its advisory services. Houlihan Lokey is ranked as the No. 1 M&A advisor for all U.S. transactions in number of transactions, the No. 1 global restructuring advisor in both number of transactions and value, and the No. 1 global M&A fairness opinion advisor in number of transactions over the past 20 years, according to Thomson Reuters. For more information, please visit www.HL.com.

Contact Information

Investor Relations 212.331.8225 IR@HL.com	OR	Public Relations 212.331.8223 PR@HL.com

Appendix

Condensed Consolidated Balance Sheet (Unaudited)
Condensed Consolidated Statement of Income (Unaudited)
Reconciliation of GAAP to Adjusted Financial Information (Unaudited)

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

(In thousands, except share data and par value)	September 30, 2019	March 31, 2019
Assets
Cash and cash equivalents	$220,248	$285,746
Restricted cash	372	369
Investment securities	84,822	125,258
Accounts receivable, net of allowance for doubtful accounts	64,814	70,830
Unbilled work in process, net of allowance for doubtful accounts	62,722	71,891
Receivable from affiliates	—	8,631
Income taxes receivable	3,380	—
Deferred income taxes	6,539	2,854
Property and equipment, net	40,938	31,034
Operating lease right-of-use asset	131,776	—
Goodwill and other intangibles, net	797,564	794,604
Other assets	34,725	34,695
Total assets	$1,447,900	$1,425,912

Liabilities and Stockholders' Equity
Liabilities:
Accrued salaries and bonuses	$297,396	$404,717
Accounts payable and accrued expenses	40,911	55,048
Deferred income	29,709	27,812
Income taxes payable	—	7,759
Deferred income taxes	3,327	8,058
Loans payable to former shareholders	1,810	2,047
Loan payable to non-affiliate	6,458	6,610
Operating lease liabilities	151,669	—
Other liabilities	24,756	22,532
Total liabilities	556,036	534,583

Stockholders' equity:
Class A common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 41,817,614 and 38,200,802 shares, respectively	42	38
Class B common stock, $0.001 par value. Authorized 1,000,000,000 shares; issued and outstanding 24,079,076 and 27,197,734 shares, respectively	24	27
Treasury stock, at cost: 252,306 and 0 shares, respectively	(11,219)	—
Additional paid-in capital	635,362	645,090
Retained earnings	311,360	276,468
Accumulated other comprehensive (loss)	(43,705)	(30,294)
Total stockholders' equity	891,864	891,329
Total liabilities and stockholders' equity	$1,447,900	$1,425,912

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except share and per share data)	2019	2018	2019	2018
Revenues	$272,810	$274,992	$523,159	$494,994
Operating expenses:
Employee compensation and benefits	174,638	175,321	337,949	314,501
Travel, meals, and entertainment	10,200	10,111	19,817	19,697
Rent	14,922	10,437	24,923	18,625
Depreciation and amortization	3,981	3,706	7,944	7,174
Information technology and communications	6,928	4,709	12,252	10,298
Professional fees	5,834	5,784	10,290	12,061
Other operating expenses	11,154	8,749	17,054	16,333
Total operating expenses	227,657	218,817	430,229	398,689
Operating income	45,153	56,175	92,930	96,305
Other (income)/expense, net	(1,101)	(1,007)	(2,748)	(2,613)
Income before provision for income taxes	46,254	57,182	95,678	98,918
Provision for income taxes	13,144	17,063	19,793	29,115
Net income attributable to Houlihan Lokey, Inc.	$33,110	$40,119	$75,885	$69,803

Weighted average shares of common stock outstanding:
Basic	62,477,085	62,258,919	62,292,798	62,620,017
Fully diluted	66,086,210	66,045,921	65,851,514	66,099,770
Earnings per share
Basic	$0.53	$0.64	$1.22	$1.11
Fully diluted	$0.50	$0.61	$1.15	$1.06

HOULIHAN LOKEY, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP TO ADJUSTED FINANCIAL INFORMATION
(UNAUDITED)

	Three Months Ended September 30,		Six Months Ended September 30,
(In thousands, except per share data)	2019	2018	2019	2018
Revenues	$272,810	$274,992	$523,159	$494,994

Employee compensation and benefits
Employee compensation and benefits (GAAP)	$174,638	$175,321	$337,949	$314,501
Less/plus: adjustments (1)	(9,179)	(6,202)	(19,775)	(12,278)
Employee compensation and benefits (adjusted)	165,459	169,119	318,174	302,224

Non-compensation expenses
Non-compensation expenses (GAAP)	$53,019	$43,496	$92,280	$84,188
Less/plus: adjustments (2)	(8,793)	(2,209)	(10,761)	(5,955)
Non-compensation expenses (adjusted)	44,226	41,286	81,519	78,232

Operating income
Operating income (GAAP)	$45,153	$56,175	$92,930	$96,305
Less/plus: adjustments (3)	17,972	8,411	30,536	18,233
Operating income (adjusted)	63,125	64,586	123,466	114,538

Other (income)/expense, net
Other (income)/expense, net (GAAP)	$(1,101)	$(1,007)	$(2,748)	$(2,613)
Less/plus: adjustments (4)	—	—	—	719
Other (income)/expense, net (adjusted)	(1,101)	(1,007)	(2,748)	(1,894)

Provision for income taxes
Provision for income taxes (GAAP)	$13,144	$17,063	$19,793	$29,115
Less/plus: adjustments (5)	5,108	2,510	16,336	5,139
Provision for income taxes (adjusted)	18,252	19,573	36,129	34,254

Net income
Net income (GAAP)	$33,110	$40,119	$75,885	$69,803
Less/plus: adjustments (6)	12,864	5,902	14,200	12,375
Net income (adjusted)	45,974	46,020	90,085	82,178

Diluted adjusted EPS	$0.70	$0.70	$1.37	$1.24
Note: Figures may not sum due to rounding

(1)
Consists of pre-IPO grant vesting, including grants re-awarded following forfeiture, if any ($(5,964) in Q2 FY20 and $(6,202) in Q2 FY19; $(12,076) in YTD Q2 FY20 and $(12,278) in YTD Q2 FY19), and acquisition-related retention pools ($(3,215) in Q2 FY20 and $0 in Q2 FY19; $(7,699) in YTD Q2 FY20 and $0 in YTD Q2 FY19).

(2)
Includes costs associated with Houlihan Lokey, Inc.'s secondary offering of stock ($(251) in Q2 FY20 and $0 in Q2 FY19; $(665) in YTD Q2 FY20 and $(498) in YTD Q2 FY19), acquisition related costs ($0 in Q2 FY20 and $0 Q2 FY19; $0 YTD Q2 FY20 and $(1,929) in YTD Q2 FY19), acquisition-related amortization ($(1,712) in Q2 FY20 and $(1,589) in Q2 FY19; $(3,265) YTD Q2 FY20 and $(2,910) YTD Q2 FY19), HL Finance setup costs ($0 in Q2 FY20 and $(619) in Q2 FY19; $0 in YTD Q2 FY20 and $(619) in YTD Q2 FY19), and costs associated with our London office consolidation and move ($(6,831) in Q2 FY20 and $0 in Q2 FY19; $(6,831) YTD Q2 FY20 and $0 YTD Q2 FY19).

(3)	Includes adjustments from (1) and (2) above.

(4)	Includes the reduction of an earnout liability ($0 in Q2 FY20 and $0 in Q2 FY19; $0 YTD Q2 FY20 and $719 YTD Q2 FY19).

(5)
Includes adjustments relating to the tax impact, using the adjusted effective tax rate, of the adjustments described in footnotes 1, 2, and 4 above ($5,108 in Q2 FY20 and $2,510 in Q2 FY19; $8,731 YTD Q2 FY20 and $5,139 YTD Q2 FY19). Additionally, YTD Q2 FY20 includes an adjustment of $7,605 relating to shares vested during the first quarter of the applicable fiscal year.

(6)	Consists of the adjustments described above net of the tax impact of described adjustments.